UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

Registrant’s telephone number, including area code: (724) 746-6720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2016, Strike Force Midstream Holdings LLC (the “Rice Member”), a wholly-owned subsidiary of Rice Energy Inc., and Gulfport Midstream Holdings, LLC (the “Gulfport Member”), a wholly-owned subsidiary of Gulfport Energy Corporation (“Gulfport”), entered into an Amended and Restated Limited Liability Company Agreement (the “Strike Force LLC Agreement”) of Strike Force Midstream LLC (“Strike Force”) to form a joint venture. Under the Strike Force LLC Agreement, Strike Force will engage in the natural gas midstream business in portions of Belmont and Monroe Counties, Ohio (the “AMI”). The Strike Force LLC Agreement defines the rights, obligations and relationship of the Rice Member and the Gulfport Member with respect to Strike Force.

Under the terms of the Strike Force LLC Agreement, the Rice Member made an initial contribution to Strike Force consisting of (i) of cash in the amount of $41.0 million and (ii) certain pipelines, facilities and rights of way (the “Initial Rice Contribution”) in exchange for a 75% membership interest in Strike Force, and Gulfport made an initial contribution of a gathering system and related assets (the “Initial Gulfport Contribution” and together with the Initial Rice Contribution, the “Initial Contribution”) in exchange for a 25% membership interest in Strike Force. Following the Initial Contribution, the Rice Member and the Gulfport Member will fund, as needed, all capital required to develop projects within Strike Force in proportion to their respective percentage interests in Strike Force. Under the terms of the Strike Force LLC Agreement, cash generated by Strike Force that is available for distribution will be distributed to the Rice Member and the Gulfport Member in proportion to their respective percentage interests in Strike Force.

The members of Strike Force have agreed that Strike Force will have the first right to elect to gather natural gas from wells located within the AMI (including through the development of natural gas gathering infrastructure). The Rice Member will serve as the initial operator of Strike Force, and, pursuant to a services agreement, the Rice Member or its affiliate will provide all employees and services necessary for the daily operation and management of Strike Force’s assets. Under the Strike Force LLC Agreement, oversight of the business and affairs of Strike Force will be managed by a board of managers. The board of managers will initially consist of three managers designated by the Rice Member and two managers designated by the Gulfport Member. In addition, each of the Rice Member and the Gulfport Member will have consent rights through its board members with respect to certain specified material transactions involving Strike Force such as approving annual budgets, material acquisitions or dispositions and new projects.

Under the terms of the Strike Force LLC Agreement, prior August 1, 2017, the Rice Member and the Gulfport Member will each be restricted from transferring their interests in Strike Force other than through certain permitted transfers to affiliates. After such date, transfers of interests in Strike Force by any member will be subject to rights of first refusal and tag along rights in favor of the other members. In the event of a liquidation of Strike Force, under the terms of the Strike Force LLC Agreement, cash proceeds will be distributed to the members in accordance with their respective capital account balances in Strike Force. The allocation provisions of the Strike Force LLC Agreement are designed to cause, to the extent possible, the capital account balances of the Rice Member and the Gulfport Member upon a liquidation of Strike Force to be in proportion to their respective percentage interests in Strike Force.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: February 4, 2016

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